Exhibit 10.2
Execution Version
COMMON UNIT
REGISTRATION RIGHTS AGREEMENT
BY AND AMONG
PAA NATURAL GAS STORAGE, L.P.
AND.
THE PURCHASERS PARTY HERETO
DATED AS OF [•], 2011

REGISTRATION RIGHTS AGREEMENT
     THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of [•], 2011, by and among PAA NATURAL GAS STORAGE, L.P., a Delaware limited partnership (“PNG”), and the purchasers listed on Schedule 1 hereto (each a “Purchaser” and collectively, the “Purchasers”).
     This Agreement is made in connection with the Closing of the issuance and sale of common units (“Purchased Units”) representing limited partnership interests in PNG (“Common Units”) pursuant to (i) that certain Common Unit Purchase Agreement, dated as of December 23, 2010, by and among PNG and the Purchasers named therein and (ii) that certain Common Unit Purchase Agreement, dated as of January 19, 2011, by and among PNG and the Purchasers named therein (collectively, the “Purchase Agreements”). PNG has agreed to provide the registration and other rights set forth in this Agreement for the benefit of the Purchasers of the Purchased Units pursuant to the Purchase Agreements. In consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each party hereto, the parties hereby agree as follows:
ARTICLE I.
DEFINITIONS
     Definitions. Capitalized terms used herein without definition shall have the meanings given to them in the Purchase Agreements. The terms set forth below are used herein as so defined:
     “Effectiveness Period” has the meaning specified therefore in Section 2.01(a) of this Agreement.
     “Holder” means the record holder of any Registrable Securities.
     “Losses” has the meaning specified therefor in Section 2.08(a) of this Agreement.
     “Managing Underwriter” means, with respect to any Underwritten Offering, the book running lead manager of such Underwritten Offering.
     “Purchase Agreement” has the meaning specified therefor in the Recital of this Agreement.
     “Purchasers” has the meaning specified therefor in the introductory paragraph of this Agreement.
     “Registrable Securities” means the Purchased Units until such time as such securities cease to be Registrable Securities pursuant to Section 1.01 hereof.
     “Registration Expenses” has the meaning specified therefor in Section 2.07(a) of this Agreement.
     “Selling Expenses” has the meaning specified therefor in Section 2.07(a) of this Agreement.

     “Selling Holder” means a Holder who is selling Registrable Securities pursuant to a registration statement.
     “Shelf Registration” has the meaning specified therefor in Section 2.01(a) of this Agreement.
     “Shelf Registration Statement” has the meaning specified therefor in Section 2.01(a) of this Agreement.
     “Underwritten Offering” means an offering (including an offering pursuant to a Shelf Registration Statement) in which Common Units are sold to an underwriter on a firm commitment basis for reoffering to the public or an offering that is a “bought deal” with one or more investment banks.
     Section 1.01 Registrable Securities. Any Registrable Security will cease to be a Registrable Security at the earliest of the following: when (a) a registration statement covering such Registrable Security becomes or has been declared effective by the Commission and such Registrable Security has been sold or disposed of pursuant to such effective registration statement; (b) such Registrable Security has been disposed of pursuant to any section of Rule 144 under the Securities Act (or any similar provision then in force under the Securities Act); (c) such Registrable Security is held by PNG or one of its subsidiaries; (d) when such Registrable Security has been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of such securities pursuant to the terms of this Agreement; or (e) the Effectiveness Period expires.
     Section 1.02 Aggregation of Stock. All securities held or acquired by Affiliated Persons (including Affiliated funds) shall be aggregated together for purposes of determining the availability of any rights under this Agreement.
ARTICLE II.
REGISTRATION RIGHTS
     Section 2.01 Shelf Registration.
          (a) Shelf Registration. Within 60 (sixty) days of becoming eligible to file a registration statement on Form S-3, PNG shall prepare and file a registration statement under the Securities Act to permit the public resale of Registrable Securities then outstanding from time to time as permitted by Rule 415 of the Securities Act (the “Shelf Registration Statement”). PNG shall use its commercially reasonable efforts to cause the Shelf Registration Statement to become effective no later than 120 (one-hundred twenty) days after the date of filing (the “Shelf Registration”). The Shelf Registration Statement filed pursuant to this Section 2.01(a) shall be on such appropriate registration form of the Commission as shall be selected by PNG; provided, however, that if a prospectus supplement will be used in connection with the marketing of an Underwritten Offering from the Shelf Registration Statement and the Managing Underwriter at any time shall notify PNG in writing that, in the sole judgment of such Managing Underwriter, inclusion of detailed information to be used in such prospectus supplement is of material importance to the success of the Underwritten Offering of such Registrable Securities, PNG shall use its commercially reasonable efforts to include such information in the prospectus. PNG will use its commercially reasonable efforts to cause the Shelf Registration Statement filed pursuant to this Section 2.01(a) to be continuously effective under the Securities Act until the earliest date on which any of the following occurs: (a) all Registrable Securities covered by the Shelf Registration Statement have been sold by the Purchasers and distributed in the manner set forth and as contemplated in the Shelf Registration Statement or (b) the later of (i) two (2) years from the Closing Date or (ii) the date on which the Purchasers can sell the Registrable Securities pursuant to any section of Rule 144 under the Securities Act (or any similar provision then in force under the Securities Act) without affiliate-related restriction (the “Effectiveness Period”). The Shelf Registration Statement when it becomes or is declared effective (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (and, in the case of any prospectus contained in such Shelf Registration Statement, in the light of the circumstances under which such statement were made).
          (b) Delay Rights. Notwithstanding anything to the contrary contained herein, PNG may, upon written notice to any Selling Holder whose Registrable Securities are included in the Shelf Registration Statement, suspend such Selling Holder’s use of any prospectus which is a part of such Shelf Registration Statement (in which event the Selling Holder shall discontinue sales of the Registrable Securities pursuant to the Shelf Registration Statement) if (i) PNG is pursuing an acquisition, merger, reorganization, disposition or other similar transaction and PNG determines in good faith that PNG’s ability to pursue or consummate such a transaction would be materially adversely affected by any required disclosure of such transaction in the Shelf Registration Statement or (ii) PNG has experienced some other material non-public event the disclosure of which at such time, in the good faith judgment of PNG, would materially adversely affect PNG. Upon the public disclosure of such information or the termination of the conditions described above, PNG shall provide prompt notice to the Selling Holders whose Registrable Securities are included in the Shelf Registration Statement, and shall promptly terminate any suspension of sales it has put into effect and shall take such other actions to permit registered sales of Registrable Securities as contemplated in this Agreement.
     Section 2.02 Piggyback Rights.
          (a) Underwritten Offering Piggyback Rights. If at any time during the Effectiveness Period PNG proposes to file (i) a prospectus supplement to an effective shelf registration statement, other than a Shelf Registration Statement contemplated by Section 2.01, or (ii) a registration statement, other than a Shelf Registration Statement, in either case, for the sale of Common Units in an Underwritten Offering for its own account, then, as soon as practicable but not less than three (3) Business Days prior to the filing of (A) any preliminary prospectus supplement relating to such Underwritten Offering pursuant to Rule 424(b) of the Securities Act or (B) the prospectus supplement relating to such Underwritten Offering pursuant to Rule 424(b) of the Securities Act (if no preliminary prospectus supplement is used), PNG shall give notice of such proposed Underwritten Offering to each Holder that then owns more than $25 million in aggregate principal amount of Purchased Units based on the Purchase Price and such notice shall offer the Holders the opportunity to include in such Underwritten Offering such number of Registrable Securities (the “Included Registrable Securities”) as each such Holder may request in writing (a “Piggyback Offering”); provided, however, that PNG shall not be required to offer such opportunity to Holders if (aa) the Holders do not offer a minimum of $25 million of Registrable Securities, in the aggregate (determined by multiplying the number of Registrable Securities held by the participating Holders by the average of the closing price on the NYSE for Common Units for the ten (10) trading days preceding the date of such notice) or (bb) PNG has been advised by the Managing Underwriter that the inclusion of Registrable Securities for sale for the benefit of the Holders will have an adverse effect on the price, timing or distribution of the Common Units, in which case the amount of Registrable Securities to be offered for the accounts of participating Holders shall be determined based on the provisions of Section 2.02(b) of this Agreement. Each Holder shall keep any information relating to any such Underwritten Offering confidential and shall not disseminate or in any way disclose such information. Each Holder shall then have twelve (12) hours from the date of such notice to request inclusion of its Registrable Securities in the Piggyback Offering. If no request for inclusion from a Holder is received within the specified time, such Holder shall have no further right to participate in such Piggyback Offering. If, at any time after giving written notice of its intention to undertake an Underwritten Offering and prior to the closing of such Underwritten Offering, PNG shall determine for any reason not to undertake or to delay such Underwritten Offering, PNG shall give written notice of such determination to the Selling Holders and, (x) in the case of a determination not to undertake such Underwritten Offering, shall be relieved of its obligation to sell any Included Registrable Securities in connection with such terminated Underwritten Offering, and (y) in the case of a determination to delay such Underwritten Offering, shall be permitted to delay offering any Included Registrable Securities for the same period as the delay of the Underwritten Offering. Any Selling Holder shall have the right to withdraw such Selling Holder’s request for inclusion of such Selling Holder’s Registrable Securities in such Underwritten Offering by giving written notice to PNG of such withdrawal at least one (1) Business Day prior to the time of pricing of such Underwritten Offering. Each Holder’s rights under this Section 2.02(a) shall terminate when such Holder holds less than $25 million of Registrable Securities. Notwithstanding the foregoing, any Holder may deliver written notice (an “Opt-Out Notice”) to PNG requesting that such Holder not receive notice from PNG of any proposed Underwritten Offering; provided, however, that such Holder may later revoke any such Opt-Out Notice in writing. The Holders listed on Schedule 2.02(a) shall be deemed to have delivered an Opt-Out Notice as of the date hereof.
          (b) Priority of Piggyback Rights. In connection with an Underwritten Offering contemplated by Section 2.02(a), if the Managing Underwriter or Underwriters of such Underwritten Offering advises PNG that the total amount of Common Units that the Selling Holders and any other Persons intend to include in such Underwritten Offering exceeds the number that can be sold in such Underwritten Offering without being likely to have an adverse effect on the price, timing or distribution of the Common Units offered or the market for the Common Units, then the Common Units to be included in such Underwritten Offering shall include the number of Common Units that such Managing Underwriter or Underwriters advises PNG can be sold without having such adverse effect, with such number to be allocated (i) first to PNG, (ii) second pro rata among the Selling Holders and any other Persons who have been or are granted registration rights on or after the date of this Agreement who have requested participation in the Underwritten Offering (the “Other Holders”) based, for each such Selling Holder or Other Holder, on the percentage derived by dividing (A) the number of Common Units proposed to be sold by such Selling Holder(s) and such Other Holders in such Underwritten

Offering; by (B) the aggregate number of Common Units proposed to be sold by all Selling Holders and all Other Holders in the Underwritten Offering.
     Section 2.03 Underwritten Offering.
          (a) Shelf Registration. In the event that a Selling Holder elects to dispose of Registrable Securities under the Shelf Registration Statement pursuant to an Underwritten Offering, PNG shall enter into an underwriting agreement in customary form with the Managing Underwriter or Underwriters, which shall include, among other provisions, indemnities to the effect and to the extent provided in Section 2.08, and shall take all such other reasonable actions as are requested by the Managing Underwriter in order to expedite or facilitate the registration and disposition of the Registrable Securities; provided, however, the participation of PNG management in connection with an Underwritten Offering for the benefit of Selling Holders shall consist of not more than sixteen hours of teleconferences for the benefit of each Purchaser annually; and provided further, that these marketing obligations are not transferable to any other Holders other than Affiliates of the Purchasers, notwithstanding the provisions of Section 2.10 hereof.
          (b) General Procedures. In connection with any Underwritten Offering under this Agreement, PNG shall be entitled to select the Managing Underwriter or Underwriters. In connection with an Underwritten Offering contemplated by this Agreement in which a Selling Holder participates, each Selling Holder and PNG shall be obligated to enter into an underwriting agreement with the Managing Underwriter or Underwriters which contains such representations, covenants, indemnities and other rights and obligations as are customary in underwriting agreements for firm commitment offerings of equity securities. No Selling Holder may participate in an Underwritten Offering unless such Selling Holder agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement. Each Selling Holder may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, PNG to and for the benefit of such underwriters also be made to and for such Selling Holder’s benefit and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also be conditions precedent to its obligations. No Selling Holder shall be required to make any representations or warranties to or agreements with PNG or the underwriters other than representations, warranties or agreements regarding such Selling Holder and its ownership of the securities being registered on its behalf and its intended method of distribution and any other representation required by law. If any Selling Holder disapproves of the terms of an Underwritten Offering, such Selling Holder may elect to withdraw therefrom by notice to PNG and the Managing Underwriter; provided, however, that such withdrawal must be made at least one (1) Business Day prior to the time of pricing of such Underwritten Offering to be effective. No such withdrawal or abandonment shall affect PNG’s obligation to pay Registration Expenses.
     Section 2.04 Registration Procedures. In connection with its obligations under this Article II, PNG will, as expeditiously as possible:

          (a) prepare and file with the Commission such amendments and supplements to the Shelf Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Shelf Registration Statement effective for the Effectiveness Period and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Shelf Registration Statement;
          (b) furnish to each Selling Holder (i) as far in advance as reasonably practicable before filing the Shelf Registration Statement or any supplement or amendment thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the Commission), and provide each such Selling Holder the opportunity to object to any information pertaining to such Selling Holder and its plan of distribution that is contained therein and make the corrections reasonably requested by such Selling Holder with respect to such information prior to filing the Shelf Registration Statement or supplement or amendment thereto, and (ii) an electronic copy of the Shelf Registration Statement and the prospectus included therein and any supplements and amendments thereto as such Selling Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Shelf Registration Statement or other registration statement;
          (c) if applicable, use its commercially reasonable efforts to register or qualify the Registrable Securities covered by the Shelf Registration Statement under the securities or “blue sky” laws of such jurisdictions as the Selling Holders or, in the case of an Underwritten Offering, the Managing Underwriter, shall reasonably request; provided, however, that PNG will not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;
          (d) promptly notify each Selling Holder and each underwriter, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the filing of the Shelf Registration Statement or any prospectus or prospectus supplement to be used in connection therewith, or any amendment or supplement thereto, and, with respect to such Shelf Registration Statement, when the same has become effective; and (ii) the receipt of any written comments from the Commission with respect to any filing referred to in clause (i) and any written request by the Commission for amendments or supplements to the Shelf Registration Statement or any prospectus or prospectus supplement thereto;
          (e) immediately notify each Selling Holder and each underwriter, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the happening of any event as a result of which the prospectus or prospectus supplement contained in the Shelf Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; (ii) the issuance or threat of issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement, or the initiation of any proceedings for that purpose; or (iii) the receipt by PNG of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction.

Following the provision of such notice, PNG agrees to as promptly as practicable amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and to take such other action as is necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;
          (f) upon request and subject to appropriate confidentiality obligations, furnish to each Selling Holder copies of any and all transmittal letters or other correspondence with the Commission or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of Registrable Securities;
          (g) in the case of an Underwritten Offering, furnish upon request, (i) an opinion of counsel for PNG dated the date of the closing under the underwriting agreement, and (ii) a “cold comfort” letter, dated the pricing date of such Underwritten Offering and a letter of like kind dated the date of the closing under the underwriting agreement, in each case, signed by the independent public accountants who have certified PNG’s financial statements included or incorporated by reference into the applicable registration statement, and each of the opinion and the “cold comfort” letter shall be in customary form and covering substantially the same matters with respect to such registration statement (and the prospectus included therein and any prospectus supplement thereto) and as are customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to the underwriters in Underwritten Offerings of securities;
          (h) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;
          (i) make available to the appropriate representatives of the Managing Underwriter and Selling Holders access to such information and PNG personnel as is reasonable and customary to enable such parties to establish a due diligence defense under the Securities Act; provided, however, that PNG need not disclose any information to any such representative unless and until such representative has entered into a confidentiality agreement with PNG reasonably satisfactory to PNG;
          (j) cause all such Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or nationally recognized quotation system, if any, on which similar securities issued by PNG are then listed;
          (k) use its commercially reasonable efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of PNG to enable the Selling Holders to consummate the disposition of such Registrable Securities;

          (l) provide a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement; and
          (m) enter into customary agreements and take such other actions as are reasonably requested by the Selling Holders or the underwriters, if any, in order to expedite or facilitate the disposition of such Registrable Securities.
     Each Selling Holder, upon receipt of notice from PNG of the happening of any event of the kind described in Section 2.04(e), shall forthwith discontinue disposition of the Registrable Securities pursuant to the Shelf Registration Statement until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.04(e) or until it is advised in writing by PNG that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings incorporated by reference in the prospectus, and, if so directed by PNG, such Selling Holder will deliver, or will request the Managing Underwriter or underwriters, if any, to deliver to PNG all copies in their possession or control, other than permanent file copies then in such Selling Holder’s possession, of the prospectus and any prospectus supplement covering such Registrable Securities current at the time of receipt of such notice.
     Section 2.05 Cooperation by Holders. PNG shall have no obligation to include in the Shelf Registration Statement or in an Underwritten Offering under Article II of this Agreement, Registrable Securities of a Holder who has failed to timely furnish such information which, in the opinion of counsel to PNG, is reasonably required in order for the Shelf Registration Statement or any prospectus or prospectus supplement thereto, as applicable, to comply with the Securities Act.
     Section 2.06 Restrictions on Public Sale by Holders of Registrable Securities. Each Holder of Registrable Securities who is included in the Shelf Registration Statement agrees not to effect any public sale or distribution of the Registrable Securities during the sixty (60) calendar day period beginning on the date that a prospectus supplement or other prospectus (including any free writing prospectus) is filed with the Commission with respect to the pricing of an Underwritten Offering, provided, however, that the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction generally imposed by the underwriters on the officers or directors or any other unitholder of PNG on whom a restriction is imposed in connection with such Underwritten Offering, provided, further, that the foregoing restrictions shall not apply to any Holder that does not then own more than $25 million in aggregate principal amount of Purchased Units based on the Purchase Price or any Holder that has delivered and not revoked an Opt-Out Notice.
     Section 2.07 Expenses.
          (a) Certain Definitions. “Registration Expenses” means all expenses incident to PNG’s performance under or compliance with this Agreement to effect the registration of Registrable Securities in a Shelf Registration, an Underwritten Offering or a Piggy Back Offering, and the disposition of such securities, including, without limitation, all customary registration, filing, securities exchange listing and NYSE fees, all customary registration, filing, qualification and other fees and expenses of complying with securities or “blue sky” laws, fees of the Financial Industry Regulatory Authority, Inc., transfer taxes and fees of transfer agents and registrars, all word processing, duplicating and printing expenses, the fees and disbursements of counsel to PNG and independent public accountants for PNG, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance. Except as otherwise provided in Section 2.08 hereof, PNG shall not be responsible for legal fees incurred by Holders in connection with the exercise of such Holders’ rights hereunder. In addition, PNG shall not be responsible for any “Selling Expenses,” which means all underwriting fees, discounts and selling commissions (and similar fees or arrangements associated with) and transfer taxes allocable to the sale of the Registrable Securities.
          (b) Expenses. PNG will pay all reasonable Registration Expenses in connection with the Shelf Registration Statement filed pursuant to Section 2.01(a) of this Agreement or any Underwritten Offering or Piggyback Offering, whether or not the Shelf Registration Statement becomes effective or any sale is made pursuant to the Shelf Registration Statement. Each Selling Holder shall pay all Selling Expenses in connection with any sale of its Registrable Securities hereunder.
     Section 2.08 Indemnification.
          (a) By PNG. In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, PNG will indemnify and hold harmless each Selling Holder thereunder, its directors and officers, and each underwriter, pursuant to the applicable underwriting agreement with such underwriter, of Registrable Securities thereunder and each Person, if any, who controls such Selling Holder or underwriter within the meaning of the Securities Act and the Exchange Act, against any losses, claims, damages, expenses or liabilities (including reasonable attorneys’ fees and expenses) (collectively, “Losses”), joint or several, to which such Selling Holder or underwriter or controlling Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact (in the case of any prospectus, in the light of the circumstances under which such statement was made) contained in the Shelf Registration Statement, any prospectus contained therein, or any free writing prospectus related thereto, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, and will reimburse each such Selling Holder, its directors and officers, each such underwriter and each such controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or actions or proceedings; provided, however, that PNG will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Selling Holder, such underwriter or such controlling Person in writing specifically for use in the Shelf Registration Statement, any prospectus contained therein, or any free writing prospectus related thereto, or any amendment or supplement thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Selling Holder or any such director, officer or controlling Person, and shall survive the transfer of such securities by such Selling Holder.

          (b) By Each Selling Holder. Each Selling Holder agrees severally and not jointly to indemnify and hold harmless PNG, its directors and officers, and each Person, if any, who controls PNG within the meaning of the Securities Act or of the Exchange Act to the same extent as the foregoing indemnity from PNG to the Selling Holders, but only with respect to information regarding such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in the Shelf Registration Statement, any prospectus contained therein, or any free writing prospectus related thereto, or any amendment or supplement thereof relating to the Registrable Securities; provided, however, that the liability of each Selling Holder shall not be greater in amount than the dollar amount of the proceeds (net of any Selling Expenses) received by such Selling Holder from the sale of the Registrable Securities giving rise to such indemnification.
          (c) Notice. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to any indemnified party other than under this Section 2.08. In any action brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof. The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.08 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense and employ counsel or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred. Notwithstanding any other provision of this Agreement, no indemnified party shall settle any action brought against it with respect to which it is entitled to indemnification hereunder without the consent of the indemnifying party, unless the settlement thereof imposes no liability or obligation on, and includes a complete and unconditional release from all liability of, the indemnifying party.
          (d) Contribution. If the indemnification provided for in this Section 2.08 is held by a court or government agency of competent jurisdiction to be unavailable to PNG or any Selling Holder or is insufficient to hold them harmless in respect of any Losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses as between PNG on the one hand and such Selling Holder on the other, in such proportion as is appropriate to reflect the relative fault of PNG on the one hand and of such Selling Holder on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall such Selling Holder be required to contribute an aggregate amount in excess of the dollar amount of proceeds (net of Selling Expenses) received by such Selling Holder from the sale of Registrable Securities giving rise to such indemnification. The relative fault of PNG on the one hand and each Selling Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this paragraph. The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating or defending any Loss which is the subject of this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.
          (e) Other Indemnification. The provisions of this Section 2.08 shall be in addition to any other rights to indemnification or contribution which an indemnified party may have pursuant to law, equity, contract or otherwise.
     Section 2.09 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Securities to the public without registration, PNG agrees to use its commercially reasonable efforts to:
          (a) Make and keep public information regarding PNG available, as those terms are understood and defined in Rule 144 of the Securities Act, at all times from and after the date hereof;
          (b) File with the Commission in a timely manner all reports and other documents required of PNG under the Securities Act and the Exchange Act at all times from and after the date hereof; and
          (c) So long as a Holder owns any Registrable Securities, furnish, unless otherwise available at no charge by access electronically to the Commission’s EDGAR filing system, to such Holder forthwith upon request a copy of the most recent annual or quarterly report of PNG, and such other reports and documents so filed with the Commission as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.
     Section 2.10 Transfer or Assignment of Registration Rights. The rights to cause PNG to register Registrable Securities granted to the Purchasers by PNG under this Article II may be transferred or assigned by the Purchasers to one or more transferee(s) or assignee(s) of such Registrable Securities, provided that (a) unless such transferee or assignee is an Affiliate of the transferring Purchaser, each such transferee or assignee holds Registrable Securities representing at least 1,000,000 of the Purchased Units sold pursuant to the terms of the Purchase Agreement, (b) PNG is given written notice prior to any said transfer or assignment, stating the name and address of each such transferee and identifying the securities with respect to which such registration rights are being transferred or assigned, and (c) each such transferee shall agree in writing to be subject to all of the terms and conditions of this Agreement and to assume responsibility for its portion of the obligations of the Purchasers under this Agreement.
ARTICLE III.
MISCELLANEOUS
     Section 3.01 Communications. All notices and other communications provided for or permitted hereunder shall be made in writing by facsimile, courier service or personal delivery:
          (a) if to the Purchasers, at the most current addresses given by the Purchasers to PNG in accordance with the provisions of this Section 3.01, which addresses initially are, with respect to the Purchasers, the addresses set forth in the Purchase Agreement,
          (b) if to a transferee of the Purchaser, to such Holder at the address provided pursuant to Section 2.10 above, and
          (c) if to PNG, at 333 Clay Street, Suite 1500, Houston, Texas, 77002, notice of which is given in accordance with the provisions of this Section 3.01.
     All such notices and communications shall be deemed to have been received at the time delivered by hand, if personally delivered; when receipt acknowledged, if sent via facsimile or sent via Internet electronic mail; and when actually received, if sent by any other means.
     Section 3.02 Successor and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including subsequent Holders of Registrable Securities to the extent permitted herein.
     Section 3.03 Assignment of Rights. All or any portion of the rights and obligations of the Purchasers under this Agreement may be transferred or assigned by the Purchasers in accordance with Section 2.10 hereof.
     Section 3.04 Recapitalization, Exchanges, etc. Affecting the Common Units. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all units of PNG or any successor or assign of PNG (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, splits, recapitalizations and the like occurring after the date of this Agreement.
     Section 3.05 Specific Performance. Damages in the event of breach of this Agreement by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity which such Person may have.
     Section 3.06 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.
     Section 3.07 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
     Section 3.08 Governing Law, Submission to Jurisdiction. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), will be construed in accordance with and governed by the Laws of the State of Delaware without regard to principles of conflicts of laws. Any action against any party relating to the foregoing shall be brought in any federal or state court of competent jurisdiction located within the State of Delaware, and the parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of Delaware over any such action. The parties hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.
     Section 3.09 Waiver of Jury Trial. THE PARTIES TO THIS AGREEMENT EACH HEREBY WAIVE, AND AGREE TO CAUSE THEIR AFFILIATES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. THE PARTIES TO THIS AGREEMENT EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
     Section 3.010 Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.
     Section 3.11 Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the rights granted by PNG set forth herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.
     Section 3.12 Amendment. This Agreement may be amended only by means of a written amendment signed by PNG and the Holders of a majority of the then outstanding Registrable Securities; provided, however, that no such amendment shall materially and adversely affect the rights of any Holder hereunder without the consent of such Holder.
     Section 3.13 No Presumption. In the event any claim is made by a party relating to any conflict, omission, or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party or its counsel.
     Section 3.14 Obligations Limited to Parties to this Agreement. Each of the parties hereto covenants, agrees and acknowledges that no Person other than the Purchasers, their respective permitted assignees and PNG shall have any obligation hereunder and that, notwithstanding that one or more of PNG and the Purchasers may be a corporation, partnership, limited liability company or other entity, no recourse under this Agreement or under any documents or instruments delivered in connection herewith or therewith shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of PNG, the Purchasers or their respective permitted assignees, or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise by incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of PNG, the Purchasers or any of their respective assignees, or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, as such, for any obligations of PNG, the Purchasers or their respective permitted assignees under this Agreement or any documents or instruments delivered in connection herewith or therewith or for any claim based on, in respect of or by reason of such obligation or its creation, except in each case for any assignee of a Holder.
     Section 3.15 Interpretation. Article and Section references in this Agreement are references to the corresponding Article and Section to this Agreement, unless otherwise specified. All references to instruments, documents, contracts and agreements are references to such instruments, documents, contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.” Whenever any determination, consent or approval is to be made or given by PNG under this Agreement, such action shall be in the PNG’s sole discretion unless otherwise specified.
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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

PAA NATURAL GAS STORAGE, L.P.

By:	PNGS GP LLC, its general partner

By:
Name: Richard K. McGee
Title: Vice President — Legal and Business Development
Signature Page to Registration Rights Agreement

[PURCHASERS — to come]
Signature Page to Registration Rights Agreement

SCHEDULE 1

Kayne Anderson MLP Investment Company
Kayne Anderson Energy Total Return Fund, Inc.
Kayne Anderson Midstream/Energy Fund, Inc.
KA First Reserve, LLC
Tortoise Energy Infrastructure Corporation
Tortoise Energy Capital Corporation
Tortoise North American Energy Corporation
Tortoise MLP Fund, Inc.
AT MLP Fund, LLC
Tetrad Corporation
Fiduciary/Claymore MLP Opportunity Fund
FAMCO MLP & Energy Infrastructure Fund
Eagle Income Appreciation Partners L.P.
Eagle Income Appreciation II L.P.
Tallgrass MLP Fund I, L.P.
Anna Maria and Stephen Kellen Foundation, Inc
Hartz Capital Investments, LLC
Baron Small Cap Fund
Baron Real Estate Fund
ClearBridge Energy MLP Fund Inc.
Granite Growth 124, LLC
RCH Energy MLP Fund, L.P.
MTP Energy Infrastructure Finance Master Fund, Ltd
Hoak Public Equities, LP
Hoak Private Equities I, L.P.
Kayne Anderson MLP Fund, LP
Kayne Anderson Non-Traditional Investments, LP
Kayne Anderson Capital Income Partners (QP), LP
Kayne Anderson Midstream Institutional Fund, LP
KA-Sabes Investments, LLC
KA-Sabes Investments II, LLC
Hallco, Inc.
Aribo Investments LLC
Gary Lieberthal, TTEE
WHI Equity Managers Fund LLC
James J. Dunne III
Brener International Group, LLC
Mason Liquid Fund LLC
Jonathan E. Fielding, TTEE
Kenneth F. Yontz and Harry V. Carlson, Jr., TTEES
Richard Glenn Merrill and Mary Kathleen Merrill TTEES
Allan Rudnick and Paula Rudnick, TTES
Allan M. Rudnick Custodian for Zoe B. Rudnick
Allan M. Rudnick Custodian for Allison H. Rudnick

Schedule 1

Larry Sheakley
William E. B. Siart
Dennis S. Beck
Tiger Veda, LP
Tiger Veda Global LP
Hartz Capital Investments, LLC
New Eagle Holdings LLC
The American Academy in Berlin
Eagle Income Appreciation Partners L.P.
Eagle Income Appreciation II L.P.
Granite Growth 1234, LLC
Rian A. A. Dartnell
Becker Drapkin Partners (QP), LP
Becker Drapkin Partners, LP
The Northwestern Mutual Life Insurance Company
Broadhaven LLC
Thomas A. Harenburg Roth IRA
Bransford Living Trust

Schedule 1